EMPLOYMENT AND NON-COMPETITION AGREEMENT


     This Employment and Non-Competition Agreement (this "Agreement") is entered into as of the 1st day of July, 2004 (the "Effective Date"), between AMEN PROPERTIES, INC., a Delaware corporation (together with any subsidiary of such corporation employing Employee at any time during the term hereof, the "Company"), and KEVIN YUNG (the "Employee"), with reference to the following facts:

     A. The Employee has substantial management and other skills and experience in the retail electric provider ("REP") business.

     B. It is the desire of the Company to employ the Employee on the terms herein provided and to induce the Employee to provide his services to the Company.

     C. The Employee is desirous of committing himself to serve the Company on the terms and in the capacities herein provided.

     NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements set forth below, the parties hereto agree as follows:

     1. Employment. Subject to the terms hereof, the Company hereby agrees to employ the Employee, and the Employee hereby agrees to serve the Company for the period commencing on the Effective Date and expiring on the third anniversary of the Effective Date; provided, however, that the term of this Agreement shall automatically be renewed and extended for successive one (1) year periods unless at least thirty (30) but not more than ninety (90) days prior to the end of the term or any renewal term of this Agreement, either party shall have given written notice that it is terminating this Agreement. Employee acknowledges and agrees that such employment may be with Amen Properties, Inc. or any of its subsidiaries at the discretion of the Company.

     2. Position and Duties. The Employee shall serve in the following manner:

     (a) The Employee shall have supervisory responsibility for certain management and operational functions of Company related to the Company's REP business, and shall have such other powers and duties as may from time to time be prescribed by the Board of Directors of Amen Properties, Inc. (the "Board") or the President of Amen Properties, Inc. (the "President").

     (b) During the term of this Agreement, Employee shall devote his full time, skill and attention and his best efforts to the businesses and affairs of the Company to the extent necessary to discharge faithfully and efficiently his duties and responsibilities described herein, except for usual, ordinary and customary periods of vacation (as provided in Section 4(e) below) and absence due to illness or other disability or such periods of leave as are approved in writing by the Board or the President. The provisions of this clause shall not be construed to prevent Employee from making investments in other businesses or enterprises, so long as such investments do not violate the Company's conflict of interest policies or Section 5 hereof.


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

     3. Place of Performance. In connection with his employment under this Agreement, the Employee shall be based at the Company's offices in Midland, Texas. The Company shall provide without cost to the Employee such office space, secretarial and administrative services, equipment, furniture and furnishings as are suitable and appropriate to Employee's position and duties.

     4. Compensation and Related Matters.

     (a) Base Salary. The Employee shall receive a base salary ("Base Salary") paid by Company at the annualized rate of $150,000, less appropriate deductions, during each calendar year of the term hereof, payable in substantially equally bi-monthly payments, subject to adjustment by the Board on an annual basis.

     (b) Bonus. In addition to the Base Salary, the Employee shall be eligible for an annual bonus for each completed fiscal year of the Company during the term hereof (the "Bonus"). The amount of each Bonus shall be equal to twenty-five percent (25%) of any increase for that fiscal year in the consolidated stockholder equity of Amen Properties, Inc. directly attributed to the financial results of the Company's REP business as determined by the Company's independent accountants in accordance with generally accepted accounting principles; provided, that if there is a decrease for any fiscal year in such consolidated stockholder equity, the amount of such decrease shall be subtracted from any increase in any subsequent fiscal year and the Bonus for such subsequent fiscal year(s) shall be calculated based upon the net increase, if any, after subtracting the amount of such decrease. Such Bonuses shall be paid within forty-five (45) days of the end of each fiscal year of the Company, and may be paid, at the Employee's option upon written notice to the Company, either in cash or in shares of the Company's Common Stock, $.01 par value, of Amen Properties, Inc. (the "Company Common Stock"), having a Market Value (as defined below) equal to the amount of the payment due, or a combination thereof; provided, that the Company shall have the option to pay the Bonus, or any portion thereof, in cash notwithstanding the Employee's election of payment in shares of Company Common Stock if the Company has a good faith belief that the issuance of such shares may cause the Company to risk the loss of any of its net operating loss carryforward under the Internal Revenue Code and applicable Treasury Regulations. As used herein, (i) "Market Value" shall be $3.20 per share for the fiscal year ended December 31, 2004 and thereafter shall be calculated using a price per share equal to the average closing price for the Company Common Stock on the Nasdaq Stock Market (or other exchange or securities quotation service on which the Company Common Stock is Publicly Traded) for twenty (20) trading days prior to the date of issuance of the shares as payment required by this Section 4(b), and (ii) "Publicly Traded" means a security that is listed or admitted to unlisted trading privileges on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. ("NASD") or if sales or bid and offer quotations are reported for that class of stock in the automated quotation system operated by the NASD. The Employee


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acknowledges and agrees that the Company will not be required to register under applicable securities laws any shares of Company Common Stock issued to him under this Agreement, that, if unregistered, the transfer of such stock will be restricted under applicable securities laws, and that he understands and accepts all risks associated with owning shares of Company Common Stock, including without limitation those related to such restrictions on transfer.

     Expenses. During the term of his employment hereunder, the Employee shall be entitled to receive prompt reimbursement for all reasonable and necessary expenses incurred by him in performing services hereunder, provided that the Employee properly accounts therefore in accordance with Company policy. Company acknowledges that Employee resides in Flower Mound, Texas and will initially be commuting to Midland, and the transportation expense for the commute are fully reimbursable, as are temporary lodging (e.g. hotels/motels) expenses. At his sole option, Employee may choose to lease or rent an apartment or similar lodging arrangements in or nearby Midland, Texas, and also from time-to-time may elect to perform his duties working from an office located in the Dallas/Fort Worth Metroplex so long as it does not diminish Employee's obligation to perform the duties set forth in Section 2. As such, the Company agrees it will either reimburse Employee or directly pay for the expenses associated with maintaining a Dallas/Fort Worth Metroplex office and/or Midland area lodging, inclusive of all rents and utilities, so long as the total sum of all these expenses does not exceed $2,000/month, and Employee maintains records and receipts of such expenses.

     (c) Other Benefits. During the term of the Employee's employment hereunder
(i) the Employee shall be entitled to participate in or receive benefits under any employee benefit plan or other arrangement made available by the Company, now or in the future, to its officers and key management employees or other employees, and subject to and on a basis consistent with the terms, conditions, and overall administration of such plan or arrangement; provided, that the Company shall not be required to make any such benefits available, and (ii) the Company shall not make any changes in any employee benefit plans or other arrangements in effect on the date hereof or subsequently in effect in which the Employee participates that would adversely affect the Employee's rights or benefits thereunder, unless such change occurs pursuant to a program applicable to executive officers, key management and other employees of the Company, as applicable, and does not result in a proportionately greater reduction in the rights of or benefits to the Employee as compared with any other employee of the Company.

     (d) Vacations. The Employee shall be entitled to four (4) weeks of paid vacation in each year hereof. The Employee shall also be entitled to all paid holidays given by Company to its employees. Vacation time not used during a year shall not accrue or be useable in any succeeding year and shall not be paid.

     (e) Proration. Any payments or benefits to which the Employee may be entitled under this Section 4 in respect of any year during which the Employee is employed by Company for less than the entire such year shall, unless otherwise provided in the applicable plan or arrangement, be prorated in accordance with the number of days in such year during which he is so employed.


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

     5. Non-Compete. During the term of this Agreement and for a period of eighteen (18) months after the termination of this Agreement, the Employee agrees that he will not, directly or indirectly,

     (a) engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing, or control of, be employed by, associated with, or in any manner connected with, lend the Employee's name or any similar name to, lend Employee's credit to or render services or advice to, any business or other entity engaging in any REP operations in Texas; provided, that the Employee shall not be prohibited from the following:

     (i) the purchase or other acquisition of up to (but not more than) two percent of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise), other than of the Company, if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934;

     (ii) working for an electricity aggregator, broker, or other non-REP entity whose primary business is not the retail sale of electricity to end-use consumers in Texas;

     (iii) working for a company which has REP operations in Texas and other domestic or international markets, so long as Employee is in no way involved with any of the Texas REP operations;

     (iv) working for any wholesale electricity trading, generating, or independent power production company; and

     (v) working for any municipal or cooperative utility in Texas which has not opted to compete within the deregulated Texas electricity marketplace.

     (b) except on behalf of the Company, solicit business from any person known by the Employee to be a customer of the Company, whether or not the Employee had personal contact with such person during and by reason of the Employee's employment with the Company;

     (c) solicit, employ, or otherwise engage as an employee, independent contractor, or otherwise, any person who is or was an employee of the Company at any time during the term of this Agreement or in any manner induce or attempt to induce any employee of the Company to terminate his or her employment with the Company;

     (d) interfere with the Company's relationship with any person, including any person who at any time during the term of this Agreement was an employee, contractor, supplier, or customer of the Company; or

     (e) disparage the Company or any of its shareholders, directors, officers or other employees.


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

This Section 5 shall remain in effect notwithstanding the termination of this Agreement or of Employee's employment with the Company. The Employee agrees and stipulates that: (i) the provisions of this Section 5 are ancillary to and a part of an otherwise enforceable agreement, (ii) the limitations as to time, geographic area, and scope of activity to be restrained under this Section 5 are reasonable and do not impose a greater restraint than is necessary to protect the goodwill or other business interest of the Company; and (iii) this Section 5 is intended to comply in all respects with ss.ss. 15.50 et seq. of the Texas Business and Commerce Code. If, however, this Section 5 is determined by a court to competent jurisdiction to contain limitations as to time, geographic area or scope of activity to be restrained that are not reasonable and impose a greater restraint than is necessary to protect the goodwill or other business interest of the Company, or to otherwise be unenforceable to any extent or for any reason, the Employee consents to the reformation of this Section 5 by such court to the minimum extent necessary to cause the limitations contained in this
Section 5 to be deemed reasonable and to impose a restraint that is not greater than necessary to protect the goodwill or other business interest of the Company, and to otherwise be enforceable, and to the enforcement of this Section 5 as so reformed. For purposes of any such reformation, the provisions of this
Section 5 shall be divisible.

     6. Unauthorized Disclosure.

     (a) Confidential Information. Employee hereby acknowledges that, in connection with his employment by Company and his association with the Company, he will be exposed to and may obtain certain confidential or proprietary information regarding the business and affairs of the Company ("Confidential Information"). Employee further acknowledges that such Confidential Information is valuable and deemed proprietary by the Company. Confidential Information shall not include information generally available to the public or known to Employee prior to his employment by the Company.

     (b) Non-Disclosure. During the period of his employment hereunder and for any period mandated by Section 5 hereof, Employee shall not, without the written consent of the Board or a person authorized thereby, use or disclose to any person any Confidential Information obtained by him with respect to any matter concerning the Company's business or operations; except that the Employee shall not be required to keep confidential any such Confidential Information, and may disclose such Confidential Information, under the following circumstances:

     (i) the Employee may disclose such Confidential Information to another employee of Company or to representatives or agents of Company (such as independent accountants and legal counsel) when such disclosure is reasonably necessary or appropriate in connection with the performance by the Employee of his duties;

     (ii) at the express direction of any authorized governmental entity;

     (iii) pursuant to a subpoena or other court process; or


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     (iv) as otherwise required by law or the rules, regulations, or orders of any applicable regulatory body;

     provided, that in the instances covered by (ii), (iii) and (iv) above, the Employee shall promptly notify the Company prior to any disclosure and provide the Company with an opportunity to defend said disclosure.

     (c) Enforcement. The Employee recognizes that his unauthorized disclosure of Confidential Information may give rise to irreparable injury to the Company, and acknowledges that remedies other than injunctive relief may not be adequate. Accordingly, the Company has the right in addition to other remedies (without the necessity to post bond or other collateral) to equitable and injunctive relief to prevent the unauthorized use or disclosure of any Confidential Information, as well as to such damages or other relief as is occasioned by such unauthorized use or disclosure. The Employee immediately shall notify Company if he learns of any unauthorized use or disclosure of any Confidential Information. The Employee also will fully cooperate in any attempt by Company to obtain any remedy or relief, which cooperation shall be at Company's expense unless such unauthorized use or disclosure is the result of the Employee's breach of this Agreement. The Employee's compliance with this Section 6(c) is not a waiver of Company's right to recover damages or obtain other relief from the Employee as to the unauthorized use or disclosure of any Confidential Information.

     7. Termination.

     (a) The Employee's employment hereunder may be terminated by Company or the Employee, as applicable, without any breach of this Agreement, only under the following circumstances:

     (i) Death. The Employee's employment hereunder shall terminate upon his death.

     (ii) Disability. If, as a result of the Employee's incapacity due to physical or mental illness, the Employee shall have been absent from his duties hereunder on a full time basis for 120 consecutive calendar days, or 180 days during any twelve month period, the Company may terminate the Employee's employment hereunder immediately.

     (iii) Cause. The Company may terminate the Employee's employment hereunder immediately for Cause. For purposes of this Agreement, the Company shall have "Cause" to terminate the Employee's employment hereunder only in the event the Employee has:

     (A) committed an intentional act of fraud, embezzlement or theft in connection with his duties or in the course of his employment with the Company;

     (B) engaged in misconduct that is materially injurious to the Company;


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

     (C) been convicted of a felony under the laws of the State of Texas;

     (D) violated the provisions of Section 5 or Section 6 hereof, or

     (E) intentionally failed or refused to substantially follow the lawful and proper directives of the Board or the President, or failed to perform his duties hereunder.

     (iv) Termination by Company other than for Cause. The Company may terminate the Employee's employment hereunder for any reason other than for Cause only upon giving the Employee thirty (30) days' written notice prior to the date of termination.

     (v) Termination by Company based upon Performance. The Company may terminate the Employee's employment hereunder on or within sixty (60) days after the second anniversary of the Effective Date in the event the Company's REP business has not satisfied the performance criteria set forth on Exhibit A attached hereto and made a part hereof for all purposes.

     (vi) Termination by the Employee for Good Reason. At his option, the Employee may terminate his employment hereunder for any of the following reasons regardless of the then-remaining term of this Agreement upon thirty (30) days' written notice to the Company: (i) a material change in the nature or scope of the Employee's functions, duties, or responsibilities, without the consent of Employee; (ii) any relocation of the Employee without the Employee's consent;
(iii) a reduction in Base Salary of more than ten percent (10%) in any single year; or (iv) any material breach of this Agreement by the Company.

     (vii) Termination by Employee upon Change of Control. At his option, the Employee may terminate his employment hereunder for reason of Change of Control of the Company or REP for which Employee works. For the purposes of this Agreement, a "Change of Control" of the Company or REP shall be deemed to have taken place if one or more of the following occurs:

     (A) Any person or entity, as that term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, (other than a qualified benefit plan of the Company or an affiliate of the Company) becomes or is discovered to be a beneficial owner (as defined in Rule 13d-3 under the Exchange Act as in effect on the date hereof) directly or indirectly of securities of the Company representing 60% or more of the combined voting power of the Company's then outstanding securities (unless such person is the Employee, a beneficial owner of securities of the Company identified in any of the Company's filings with the Securities and Exchange Commission as of the date of this Agreement, an officer or director of the Company as of the date of this Agreement, or any entity owned or controlled by any of the foregoing;


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

     (B) The Company or any of its affiliates shall (in a single transaction or a series of related transactions) issue voting securities, sell or purchase assets, engage in a merger or engage in any other transaction immediately after which securities of the Company representing 60% or more of the combined voting power of the then outstanding securities of the Company shall be owned by person(s) who shall not have owned any securities of the Company prior to such transaction;

     (C) The Company and its affiliates shall (in a single transaction or a series of related transactions) sell or dispose of business operations which generated a majority of the revenues of the REP and its subsidiaries immediately prior thereto, except for a disposition to the Company or its subsidiaries; or

     (D) The Company's Board of Directors shall approve the distribution to the REP's owners of all or substantially all of the REP's net assets or shall approve the dissolution of the REP, except any such distribution to the Company or its subsidiaries and any related dissolution.

     (viii) Other Termination by the Employee. The Employee may, at his option, terminate his employment hereunder for any reason other than those specified in
Section 7(a)(v) upon ninety (90) days' written notice to the Company.

     (ix) Expiration of Term. Either party may terminate the Employee's employment by giving notice thereof at the expiration of the initial term or any renewal term of this Agreement as provided in Section 1.

     (b) Compensation Upon Termination. In the event of any termination of this Agreement, the Company shall pay to the Employee all Base Salary owed hereunder through the date of termination and Employee shall be entitled to all benefits, rights and privileges of Employee under any and all employee benefit plans or policies of the Company to which terminated employees of the Company are entitled. Additionally, in the event of "Termination by Company other than for Cause," "Termination by the Employee for Good Reason," or "Termination by Employee upon Change in Control," Company shall continue to pay Employee's Base Salary at either the rate set forth in Section 4 (a), or Employee's then current Base Salary rate, whichever is higher, for a period of time equal to the greater of twelve (12) months or the period of time set forth in Section 5 - "Non Compete"--during which Employee cannot work for another REP in the Texas market.

     8. Inventions. Employee will disclose in writing to Company all inventions, designs, improvements, processes, formulas, know-how and original works of authorship which relate to or are in connection with the business of the Company that (i) he creates while he is an employee of the Company, (ii) he creates while performing work relating to the business of the Company, or (iii) result from his use of Company's time, materials or facilities. He further acknowledges and agrees that all original works of authorship which relate to or are in connection with the business of the Company made by him while under Company's employ are works made for hire and that the Company owns all the copyrights and intellectual property rights to such works. And to the extent any such work is not a work made for hire, he hereby agrees to assign and does hereby assign to the Company his entire right, title and interest in the copyright to any such works.


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     9. Successors; Binding Agreement. This Agreement shall be binding upon, and inure to the benefit of the Company, the Employee, and their respective successors, assigns, personal and legal representatives, executors, administrators, heirs, distributees, devisees, and legatees, as applicable; provided, that the Employee shall not assign this Agreement or any portion hereof.

     10. Notice. For purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when (a) delivered personally; (b) sent by telecopy or similar electronic device and confirmed; (c) delivered by commercial overnight express; or (d) sent by registered or certified mail, postage prepaid, addressed as follows:

                  If to the Employee (marked "Personal and Confidential"):

                           Kevin Yung

                           ------------------------

                           ------------------------

                           ------------------------

                  If to Company:

                           Amen Properties, Inc.
                           Attn:  Jon M. Morgan
                           303 W. Wall, Suite 1700
                           Midland, Texas 79701

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

     11. Miscellaneous. No provision of this Agreement may be amended, modified, waived or discharged unless such amendment, waiver, modification or discharge is agreed to in writing signed by the Employee and Company. No waiver by either party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

     12. Governing Law. THIS AGREEMENT IS BEING MADE AND EXECUTED IN AND IS INTENDED TO BE PERFORMED IN THE STATE OF TEXAS, AND SHALL BE GOVERNED, CONSTRUED, INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS.


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

     13. Attorney Fees. The prevailing party may be awarded legal fees and costs in connection with resolution of any dispute or controversy under or in connection with this Agreement.

     14. Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     15. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same agreement.

                  [Remainder of Page Intentionally Left Blank]


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


     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                                     AMEN PROPERTIES, INC.


                                     By:      /s/ Jon M. Morgan
                                        ----------------------------------------
                                              Jon M. Morgan, President


                                     EMPLOYEE:


                                              /s/ Kevin Yung
                                     -------------------------------------------
                                     KEVIN YUNG


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